EXHIBIT 23.3

               LETTER OF CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated May 20, 1996, on the consolidated balance sheets of Quitral-Co S.A.I.C. and its subsidiary as of June 30, 1995 and 1994, and the related consolidated statements of income, changes in shareholders' equity and cash flows for the years ended June 30, 1995, 1994 and 1993, included in Pride Petroleum Service, Inc.'s Form 8-K/A and incorporated by reference in this Registration Statement on Form S-8 by Pride Petroleum Services, Inc.

                                                     PISTRELLI, DIAZ Y ASOCIADOS

                                                     ENRIQUE C. GROTZ
                                                     Partner
Buenos Aires, Argentina
June 21, 1996